UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2016, Chipotle Mexican Grill, Inc. announced that Founder, Chairman and Co- Chief Executive Officer Steve Ells will return to the role of sole Chief Executive Officer of the company, effective immediately.

On December 9, 2016, Monty Moran, Co-Chief Executive Officer and Secretary of Chipotle, provided notice to the company that he will retire effective June 9, 2017, and resigned from his officer positions with the company, and as a member of the company’s Board of Directors, effective immediately. In connection with his retirement, Mr. Moran entered into a Retirement and Non-Competition Agreement, pursuant to which he has agreed for a two year period not to, directly or indirectly, own, manage, operate, control, be employed or engaged in any capacity (whether or not for compensation) by, or render services, advice, or assistance in any capacity to, a business competing with the company in the continental United States. Through his retirement date, Mr. Moran will remain employed by the company in a non-officer position. The Retirement and Non-Competition Agreement contains certain other rights and obligations, and the foregoing description of the agreement is qualified in its entirety by reference to the full terms of the agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Retirement and Non-Competition Agreement Dated December 9, 2016

Exhibit 99.1	Press Release Dated December 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

December 12, 2016	By:	/s/ Jack Hartung
		Name:	Jack Hartung
		Title:	Chief Financial Officer

Exhibit Index

Exhibit 10.1	Retirement and Non-Competition Agreement Dated December 9, 2016

Exhibit 99.1	Press Release Dated December 12, 2016